EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Reports First-Quarter 2023 Financial Results

BEDFORD, Mass., May 9, 2023 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended April 1, 2023.

Q1 2023 Financial Performance Highlights
•Revenue for the first quarter of 2023 was $160.3 million, compared with $292.0 million in the same period last year.
◦Geographically, first-quarter 2023 revenue declined 53% in the U.S., 35% in Japan and 29% in EMEA over the same period last year. The company's revenue performance, as expected, was impacted by relatively muted orders during the first quarter of 2023 due, in part, to order timing. In 2022, certain large orders from an e-tailer customer occurred in the first quarter, and in 2023 these orders are scheduled to ship in the second quarter.
◦Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 88% of total robot sales in the first quarter of 2023 versus 86% from the same period last year.
◦We estimate that iRobot's first-quarter 2023 revenue from e-commerce, which spans the company's own website and app, dedicated e-commerce websites and the online arms of traditional retailers, declined 50% from the same period last year and represented 57% of first-quarter 2023 revenue. iRobot's direct-to-consumer (DTC) revenue of $38.3 million in the first quarter of 2023 decreased 6% from the prior-year first quarter, mainly impacted by the changes in foreign exchange rates.
•GAAP operating expense for the first quarter of 2023 was $117.8 million, compared with GAAP operating expense of $130.8 million in the same period last year. First-quarter 2023 non-GAAP operating expense was $100.2 million, compared with non-GAAP operating expense of $119.1 million in the same period last year. The decrease in operating expense is attributable to cost reduction actions in August 2022 and February 2023, along with careful expense management and scaled back working media and other demand-generation activities.
•GAAP operating loss for the first quarter of 2023 was ($81.3) million, compared with GAAP operating loss of ($23.3) million in the same period last year. Non-GAAP operating loss for the first quarter 2023 was ($62.2) million, compared with non-GAAP operating loss of ($18.5) million in the same period last year. The company's first-quarter 2023 operating loss reflected the impact of decreased revenue and a lower gross profit margin. The gross profit margin in the first quarter of 2023, compared with the same period last year, was impacted by lower leverage on fixed costs, increased promotional activities and costs associated with certain exit activities with the Company's contract manufacturers, while these were partially offset by improved channel mix.
•GAAP net loss per share for the first quarter of 2023 was ($2.95), compared with GAAP net loss per share of ($1.12) in the same period last year. Non-GAAP net loss per share was ($1.67) for the first quarter of 2023, compared with non-GAAP net loss per share of ($0.66) in the same period last year.

•As of April 1, 2023, the company's cash and cash equivalents were $47.9 million, compared with $117.9 million at the end of 2022. During the quarter, the company drew $27 million from its credit facility.
•The company's inventory balance was $229.7 million as of April 1, 2023, compared with $285.3 million at the end of 2022. GAAP days in inventory (DII) was 169 days, compared with 95 days at the end of 2022. Non-GAAP DII was 171 days, compared with 96 days at the end of 2022. The decrease in inventory primarily reflected the use of on-hand inventory to fulfill first-quarter 2023 orders and a significant decrease in in-transit inventory as iRobot temporarily reduced robot production during the first quarter of 2023 at its contract manufacturing partners in China and Malaysia. As anticipated, iRobot began increasing production in April 2023.

First-Quarter and Recent Business Highlights
•iRobot was listed by Newsweek as one of the Most Trusted Companies in America 2023. iRobot was ranked No. 8 in Appliances and Electronics, along with companies like GoPro, Sonos and Bose.
•The company's Roomba j7+ was listed amongst the winners of the 2022 GOOD Design Awards. Roomba j7+ was listed as the best overall robot vacuum of 2023 by CNN and one of the best vacuums for pet hair by Forbes.
•The company's Roomba Combo j7+, an advanced 2-in-1 robot introduced in September 2022, won a 2023 Clean House Award by Better Homes & Gardens. In addition, the Roomba Combo j7+ received favorable reviews by Evening Standard in UK, Techtest.org in Germany, CNET and Vonguru in France, El Mundo in Spain and My Navi in Japan.
•The company's community of engaged, connected customers who have opted-in to its digital communications grew to 18.3 million, an increase of 23% from the first quarter of 2022.
•On January 20, 2023, iRobot disclosed a new amendment to its credit facility that, among other changes, extended the expiration date from June 2023 to mid-September 2024, and resized the commitment to $100 million.

Conference Call
In light of the pending transaction with Amazon.com, Inc., which was announced on August 5, 2022, iRobot will not hold a financial results conference call, and its practice of providing full-year financial guidance remains suspended.

About iRobot Corp. iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction with Amazon.com, Inc in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company's business and general economic conditions; (vii) the Company's ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company's business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company's business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company's financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company's ability to pursue certain business opportunities or strategic transactions; (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xviv) current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; (xx) the financial strength of our customers and retailers; (xxi) the impact of tariffs on goods imported into the United States; and (xxii) competition, as well as the Company's response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in the Company's most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company's financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 1, 2023	April 2, 2022
Revenue	$160,292	$291,969
Cost of revenue:
Cost of product revenue	123,459	183,633
Amortization of acquired intangible assets	282	821
Total cost of revenue	123,741	184,454
Gross profit	36,551	107,515
Operating expenses:
Research and development	41,934	42,529
Selling and marketing	44,765	61,065
General and administrative	30,971	26,698
Amortization of acquired intangible assets	178	510
Total operating expenses	117,848	130,802
Operating loss	(81,297)	(23,287)
Other expense, net	(1,077)	(16,746)
Loss before income taxes	(82,374)	(40,033)
Income tax benefit	(1,262)	(9,627)
Net loss	$(81,112)	$(30,406)

Net loss per share:
Basic	$(2.95)	$(1.12)
Diluted	$(2.95)	$(1.12)

Number of shares used in per share calculations:
Basic	27,467	27,051
Diluted	27,467	27,051

Stock-based compensation included in above figures:
Cost of revenue	$586	$441
Research and development	2,646	2,682
Selling and marketing	1,466	1,450
General and administrative	3,234	2,635
Total	$7,932	$7,208

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	April 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$47,915	$117,949
Accounts receivable, net	29,645	66,025
Inventory	229,688	285,250
Other current assets	56,987	59,076
Total current assets	364,235	528,300
Property and equipment, net	55,774	60,909
Operating lease right-of-use assets	25,443	26,084
Deferred tax assets	15,226	16,248
Goodwill	169,570	167,724
Intangible assets, net	10,919	11,260
Other assets	23,460	24,918
Total assets	$664,627	$835,443

Liabilities and stockholders' equity
Accounts payable	$74,014	$184,016
Accrued expenses	100,902	98,959
Deferred revenue and customer advances	12,084	13,208
Short-term notes payable	27,000	—
Total current liabilities	214,000	296,183
Operating lease liabilities	31,581	33,247
Deferred tax liabilities	526	931
Other long-term liabilities	23,081	29,366
Total long-term liabilities	55,188	63,544
Total liabilities	269,188	359,727
Stockholders' equity	395,439	475,716
Total liabilities and stockholders' equity	$664,627	$835,443

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net loss	$(81,112)	$(30,406)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,542	11,241
Loss on equity investment	—	16,835
Stock-based compensation	7,932	7,208
Deferred income taxes, net	647	(15,571)
Other	(3,562)	1,539
Changes in operating assets and liabilities — (use) source
Accounts receivable	37,147	54,299
Inventory	52,947	(1,688)
Other assets	53	(26,734)
Accounts payable	(109,930)	(77,006)
Accrued expenses and other liabilities	(6,171)	(42,032)
Net cash used in operating activities	(94,507)	(102,315)

Cash flows from investing activities:
Additions of property and equipment	(1,456)	(3,113)
Purchase of investments	(73)	(500)
Sales and maturities of investments	—	16,213
Net cash (used in) provided by investing activities	(1,529)	12,600

Cash flows from financing activities:
Proceeds from employee stock plans	9	797
Income tax withholding payment associated with restricted stock vesting	(1,600)	(1,524)
Proceeds from borrowings	27,000	—
Net cash provided by (used in) financing activities	25,409	(727)

Effect of exchange rate changes on cash and cash equivalents	593	1,023
Net decrease in cash and cash equivalents	(70,034)	(89,419)
Cash and cash equivalents, at beginning of period	117,949	201,457
Cash and cash equivalents, at end of period	$47,915	$112,038

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	April 1, 2023	April 2, 2022
Revenue by Geography: *
Domestic	$71,986	$153,174
International	88,306	138,795
Total	$160,292	$291,969

Robot Units Shipped *
Vacuum	399	865
Mopping	37	109
Total	436	974

Revenue by Product Category **
Vacuum***	$146	$259
Mopping and other****	14	33
Total	$160	$292

Average gross selling prices for robot units	402	333

Headcount	1,156	1,415

* in thousands
** in millions
*** Includes Roomba robot vacuum-related accessory revenue
**** Includes Braava robot mop-related accessory revenue and air purifier, handheld vacuum and Root

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Tariff Refunds: iRobot's Section 301 List 3 Tariff Exclusion was reinstated in March 2022, which temporarily eliminates tariffs on our Roomba products imported from China beginning on October 12, 2021 until December 31, 2022. This temporary exclusion, which was subsequently extended until September 30, 2023, entitles us to a refund of all related tariffs previously paid since October 12, 2021. We exclude the refunds for tariff costs expensed during fiscal 2021 from our 2022 non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of facilities, warehouses and any other leased properties, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors' consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 1, 2023	April 2, 2022
GAAP Revenue	$160,292	$291,969

GAAP Gross Profit	$36,551	$107,515
Amortization of acquired intangible assets	282	821
Stock-based compensation	586	441
Net merger, acquisition and divestiture expense	321	—
Tariff refunds	—	(11,727)
Restructuring and other	191	3,538
Non-GAAP Gross Profit	$37,931	$100,588
Non-GAAP Gross Margin	23.7%	34.5%

GAAP Operating Expenses	$117,848	$130,802
Amortization of acquired intangible assets	(178)	(510)
Stock-based compensation	(7,346)	(6,767)
Net merger, acquisition and divestiture expense	(6,463)	(109)
IP litigation expense, net	(91)	(3,487)
Restructuring and other	(3,615)	(825)
Non-GAAP Operating Expenses	$100,155	$119,104
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	62.5%	40.8%

GAAP Operating Loss	$(81,297)	$(23,287)
Amortization of acquired intangible assets	460	1,331
Stock-based compensation	7,932	7,208
Tariff refunds	—	(11,727)
Net merger, acquisition and divestiture expense	6,784	109
IP litigation expense, net	91	3,487
Restructuring and other	3,806	4,363
Non-GAAP Operating Loss	$(62,224)	$(18,516)
Non-GAAP Operating Margin	(38.8)%	(6.3)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 1, 2023	April 2, 2022
GAAP Income Tax Benefit	$(1,262)	$(9,627)
Tax effect of non-GAAP adjustments	(16,266)	9,891
Other tax adjustments	18	(706)
Non-GAAP Income Tax Benefit	$(17,510)	$(442)

GAAP Net Loss	$(81,112)	$(30,406)
Amortization of acquired intangible assets	460	1,331
Stock-based compensation	7,932	7,208
Tariff refunds	—	(11,727)
Net merger, acquisition and divestiture expense	6,784	109
IP litigation expense, net	91	3,487
Restructuring and other	3,806	4,363
Loss on strategic investments	—	16,835
Income tax effect	16,248	(9,185)
Non-GAAP Net Loss	$(45,791)	$(17,985)

GAAP Net Loss Per Diluted Share	$(2.95)	$(1.12)
Amortization of acquired intangible assets	0.02	0.05
Stock-based compensation	0.29	0.27
Tariff refunds	—	(0.43)
Net merger, acquisition and divestiture expense	0.24	—
IP litigation expense, net	—	0.13
Restructuring and other	0.14	0.16
Loss on strategic investments	—	0.62
Income tax effect	0.59	(0.34)
Non-GAAP Net Loss Per Diluted Share	$(1.67)	$(0.66)

Number of shares used in diluted per share calculation	27,467	27,051

Supplemental Information
Days sales outstanding	17	33
GAAP Days in inventory	169	164
Non-GAAP Days in inventory(1)	171	158

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 1, 2023	April 2, 2022
Section 301 Tariff Costs	$347	$998
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(0.2)%	(0.3)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.01)	$(0.03)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.01)	$(0.04)

Certain numbers may not total due to rounding